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                                                                   Exhibit 10.56


                     [WARNER PUBLISHER SERVICES LETTERHEAD]

THIS AGREEMENT, dated June 23, 1998, between WARNER PUBLISHER SERVICES, INC., a New York corporation (herein called "Warner"), and, HARVEY ENTERTAINMENT COMPANY a California corporation (herein called "Publisher").

1. DEFINITIONS. As used in this agreement, the following terms shall have the following respective meanings:

     (a) "Publication(s)" shall mean that certain magazine(s) entitled Harvey; The Magazine For Kids, which shall be published monthly.

     (b) "Territory" shall mean the United States of America, including Puerto Rico and the Military and the Dominion of Canada.

     (c) "Printer's Completion Notice" shall mean a notice delivered to Warner and executed by the traffic manager or shipping manager of the Publisher's printer for each issue of each Publication, specifying the number of copies of such issue shipped in accordance with Warner's instructions, and the date of completion of such shipment. Under no circumstances may a Printer's Completion Notice be sent to Warner prior to the completion of shipping to Warner's customers, whether or not an intermediary is used.

     (d) "Net Sales" shall mean (with respect to each issue of each Publication) the number of copies of the Publication(s) specified in each Printer's Completion Notice (as the same may be modified or amended by additional information furnished by the printer or Publisher), less the number of copies of that issue returned to Warner pursuant to the provisions of Paragraph 8 and less the number of copies of that issue lost or damaged in shipments to wholesale distributors per subparagraph 3(c).

     (e) "Cover Price" shall mean the suggested retail selling price of each Publication(s) (as specified by Publisher on the cover of each copy thereof), as the same may be increased or decreased by Publisher during the Term.

     (f) "Warner's Commission" shall mean a sum equal to seven point two (7.2%) percent of the Cover Price of the Net Sales.

     (g) "Customer Discount" shall mean the discount off the Cover Price at which Publisher directs Warner to bill Warner's customers for copies of the Publication(s). Publisher agrees that the Customer Discount shall remain the same as that prior to this agreement, unless Publisher and Warner's customer(s) agree otherwise in writing to be furnished to Warner.

     (h) "Gross Billings" shall mean the Cover Price, less the Customer Discount, multiplied by the number of copies of the Publication(s) specified on a Printer's Completion Notice and less Warner's Commission with respect to such number of copies.

     (i) "Final Billings" shall mean the Cover Price, less the Customer Discount, multiplied by the Net Sales and less Warner's Commission

     (j) "On Sale Date" shall mean the date, as designated by Publisher, that each issue of the Publisher(s) is to be place for initial sale at retail outlets.

     (k) "Off-Sale Date" shall mean the date, designated by Publisher, for recall of issue of the Publication(s) from sale at retail outlets, provided, however, that the Off-Sale Date of any issue of a Publication shall not be later than one (1) day prior to the On-Sale Date of the next succeeding issue of the same Publication. The Off-Sale Date of "one-shots" shall also be determined by Publisher.

     (l) (i) "Term" shall mean the period commending with the on-sale date of the first issue of the Publication(s) distributed by Warner, and shall continue thereafter for a period of three (3) years. The Term shall thereafter be automatically extended for successive three (3) year periods upon the same terms and conditions as herein contained, subject, however, to the right of
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                 either party, on prior written notice to the other party as provided below, to terminate the Term upon the expiration of the original Term or any renewal period.

          (ii) The notice of termination shall specify the On-Sale Date of the last issue of each Publication to be distributed under this agreement and shall be served not less than Ninety (90) days prior to the end of the original Term or any renewal period by registered mail or national courier system addressed to the party being notified at the address specified under paragraph 15 hereof. Notwithstanding such termination, this agreement shall continue in full force and effect after the termination date for the purpose of distributing such last issue, handling and crediting returns of unsold copies, and effecting a final settlement of Publisher's account. Warner shall have the right, upon the giving by either party of such written termination notice, to suspend any further payments to or on behalf of Publisher and to withhold all further sums relating to the Publication(s) until final settlement is effected, one hundred eighty (180) days after the Off-Sale Date of the last issue of the Publication(s) distributed by Warner hereunder. Warner shall be entitled to set up a reasonable reserve at that time for anticipated returns from areas located outside the United States and Canada, and for all proper and reasonable charges or reimbursements due Warner pursuant to the terms of this agreement.

          (iii) Notwithstanding anything to the contrary in this agreement, Publisher shall not be entitled to terminate this agreement at any time if Publisher is indebted to Warner for any such reason without first reimbursing Warner the full amount of such indebtedness.

2. RIGHTS GRANTED: Publisher hereby grants to Warner, for the Term and throughout the Territory, the exclusive right to distribute the Publication(s) and any "one shots" derived from the Publication(s) as agent for Publisher. The provisions of this paragraph 2 shall not apply to copies of the Publication(s) furnished by Publisher to individual subscribers and to direct comics market.

3.  THE PUBLISHER AGREES:

    (a) To publish the Publication(s) at the frequency specified in subparagraph 1(a), and in substantially the same physical form (including, but not limited to, size, quality of paper and reproduction) and with editorial, creative and artistic elements at least equal to those in previous issues and to print on the cover of the Publication(s) a UPC code including Warner's bi-pad number.

    (b) That upon receipt from Warner of the lists of wholesale distributors and the number of copies of each of the Publication(s) to be shipped thereto, Publisher shall complete shipment to wholesale distributors in accordance with such lists far enough in advance of the On-Sale Dates of the respective issues to enable distribution to and by wholesale distributors by the On-Sale Dates. Publishers shall pay all transportation charges relating to the shipment of the Publication(s) to wholesale distributors.

    (c) That Warner may deduct from the payments due Publishers, as provided in subdivision 9(b)(ii) hereof, all amounts attributable to copies of the Publication(s) lost or damaged in shipment to wholesale distributors. Subject to the provisions of paragraph 16 hereof, all such loss or damage adjustments made by Warner for the benefit of said wholesale distributors shall be conclusive on the question of loss and/or damage and binding upon Publisher. Warner and Publisher shall assist one another in the handling of claims against carriers for copies of the Publication(s) that are delayed, lost or damaged in transit.


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     (d)  That Warner shall allow wholesale distributors the privilege of returning all unsold copies of the Publication(s) and receiving credit at the rate charged therefor, in accordance with the terms of paragraph 8 hereof.

     (e) That Warner may refuse to distribute any issues of Publication(s) which, in its opinion, contain libelous, obscene or indecent matter; which infringe the copyright, right of privacy or publicity or any other right of any third party; which are unlawful; or which are refused use of the mails by postal authorities; or, in its sole discretion, Warner may elect to terminate this agreement with respect to the Publication(s) concerned. Warner shall have no obligation to review the content of any Publication.

     (f) That if Warner incurs any expenses hereunder on behalf of Publisher or the Publications(s), then Warner may recover, pursuant to subdivision 9(b)(viii) hereof, any or all such expenses from any advances and/or payments due or becoming due to Publisher, or, at its option, may require Publisher to reimburse Warner by check within 10 days following Warner's request therefor.


4.   WARNER AGREES:

     (a) To furnish shipping instructions and addressed labels to Publisher at a reasonable time prior to the scheduled shipping date for distribution of the Publication(s).

     (b) To bill and collect all payments from wholesale distributors for Warner's own account and to designate wholesale distributors and other customers.

     (c)  To make payments to Publisher as specified in paragraph 9.

     (d) To consult with Publisher's designated representatives, upon request, with respect to:

          (i)   The number of copies of each issue to be printed;

          (ii) The number of copies of each issue to be allotted and shipped to each wholesale distributor;

          (iii) The sales history of the Publication(s); and

          (iv)  The advertising and promotion campaigns for the Publication(s).

     (e) To designate an employee of Warner as the non-exclusive account executive for the Publication(s).

     (f) To render to Publisher a sales performance statement for each issue of the Publication(s) showing, in summary form, the issue date, On-Sale and Off-Sale Dates, number of copies distributed, returns accepted, Net Sales (in both numerical and percentage terms), and the sales trend of the Publication(s) (a numerical comparison of Net Sales of that issue versus Net Sales of the previous issue and of the same issue one year earlier.)

     (g) To render to Publisher a payment statement for each issue of the Publication(s) summarizing the appropriate calculations pursuant to this agreement.

     (h) The activities described in this paragraph shall be performed in Warner principal corporate offices, except as otherwise agreed between Warner and Publisher.

5. WARNER NOT A TRUSTEE: In no event shall Warner be obligated to segregate any of the sums collected by it hereunder from any of its other funds, nor shall Warner be considered a trustee, pledgeholder or fiduciary of Publisher. Publisher acknowledges and agrees that Warner shall be entitled to perform distribution and other services for other publishers regardless of whether such other publishers' publications may be competitive with the Publication(s).

6.   RETAIL DISPLAY ALLOWANCES:

     (a) Warner shall, only if requested by Publisher, perform the work of receiving and collating information from retail magazine dealers and issuing payments on behalf



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          of Publisher for amounts due to them under retail or checkout display allowance ("RDA") programs conducted by the Publisher in reference to the Publication(s) as previously authorized by Publisher in writing for each retail outlet. Such RDA payments shall be charged to the Publisher's account and recovered and received by Warner as provided in subparagraph 1(i) and subdivision 9(b)(iii) hereof, at such time as Warner determines (whether such determination is based upon an estimate made by Warner or otherwise) that such dealers are entitled thereto, whether such payment is actually made by Warner at such time. Any adjustments made by Warner regarding the amount of such allowances shall be credited or charged (as the case may be) to Publisher's account at the time such adjustment is actually made by Warner.

     (b) In consideration of the services to be performed by Warner pursuant to this paragraph 6, Warner shall receive an RDA service fee of $.55 for each issue of the Publication(s) per retailer claim, which sum shall be recovered by Warner pursuant to subdivision 9(b)(iv) hereof.

     (c) Publisher shall have the right, upon timely notice to Warner, to assume all obligations to perform all RDA services and issue all RDA payments. Publisher hereby gives the notice of assumption specified in the preceding sentence.

7.   CREDIT TO WHOLESALE DISTRIBUTORS:

     (a)  Warner will bill customers at Customer Discount.

     (b) In the event Warner's customers make deductions from payments to Warner for adjustments to Customer Discount or other special allowances not agreed to by the Publisher, Warner will notify Publisher of such adjustments and shall deduct from any payments to Publisher pursuant to subdivision 9(b)(vii) hereof, the amount of such deductions. Publisher may direct Warner to hold up or stop future shipments to the customer.

     (c) Publisher agrees that Warner shall be entitled to make all decisions as to which customer to sell the Publication(s) to, and all credit and collection decisions with respect to wholesale distributors, including whether to stop or hold up shipment to delinquent accounts and to secure substitute accounts. Warner shall bear any losses from uncollectible accounts and all collection expenses, provided that Publisher has adhered to directions by Warner to stop or hold up any shipment to a wholesale distributor. If Publisher fails to adhere to any such directions, Publisher shall bear all resulting losses of uncollectible accounts, including any collection expenses, and any such losses sustained by Warner shall be charged to Publisher's account and recovered by Warner as provided in subdivision 9(b)(v) hereof. Nothing herein contained, however, shall require Warner to institute any legal action or collection proceedings. Publisher agrees and acknowledges that Warner may recommend new or substitute accounts in place of or in addition to customers that Warner thinks are inadequate, an unacceptable credit risk, or irregular in payments. Publisher will adhere to Warner's recommendation to change customers.

8.   RETURNS:

     (a) In determining the sums payable to Publisher, Warner shall be entitled to deduct returns of each issue of the Publication(s) shipped to Warner from Warner's customers located in the Territory at any time within 120 days of the Off-Sale Date of each such issue, but as to the last issue distributed pursuant to this agreement, or any one-shots or special issues, Warner may accept returns shipped at any time within 180 days of the Off-Sale Date of such issues. The aforesaid 120 and 180 day periods shall be subject to extension by reason of delay or delays resulting from the use of Reshipping Wholesaler Agencies (as that term is commonly understood in the magazine trade), in mail delivery, "acts of God", or any other cause beyond the reasonable control of Warner, or with Publisher's consent.

     (b) If Warner receives returns of any issue hereunder after final settlement of such issue pursuant to subparagraph 9(b) hereof, Warner may deduct such returns at the rate charged therefor from any remittance becoming due Publisher, or, after termination of this agreement, the Publisher shall promptly reimburse Warner upon receipt of Warner's statement regarding such returns.
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    (c)  Warner may accept returns of unsold copies of the Publication(s) by means of front covers, headings, affidavits, or electronic notification in form satisfactory to Warner. If Publisher shall request, in writing, full copy returns, Warner shall use its reasonable efforts to obtain same, and in such case, Publisher agrees to pay for returns transportation and such handling charges as are required. Warner shall furnish Publisher with returns statements which, subject to paragraph 16 hereof, shall be accepted by Publisher as conclusive evidence thereof, and Warner is hereby authorized to destroy any and all front covers or headings representing such returns.

9. PAYMENT TO PUBLISHER: Warner shall make the following payments to Publisher with respect to each issue of the Publication(s).

    (a) As an advance against any and all sums which may become payable to Publisher pursuant to subparagraph (b) with respect to each issue of the Publication(s).

         (i) For the first three issues of the Publication, an amount equal to fifteenth (15%) percent of Gross Billings and for the fourth and subsequent issue of the Publication, an amount equal to fifty (50%) percent of Warner's estimate of Final Billings (determined in Warner's sole discretion), due on the on-sale date of the Publication and after receipt by Warner of the Printer's Completion Notice, less an estimated amount to cover the deductions specified in subdivisions 9(b)(ii) - 9(b) (viii) to the extent that such deductions are determinable at such date.

              In the event that Publisher and Warner do not agree as to the number of copies of each issue of the Publication(s) to be allotted and shipped to each wholesale distributor, Warner may, thereafter, at its ole discretion, base the computation of the advances to become due to Publisher pursuant to this paragraph 9 on the number of copies of each issue of the Publication(s) that Warner deemed appropriate to be allotted and shipped to each wholesale distributor, rather than the number actually printed and shipped.

         (ii) An amount equal to sixty-five (65%) percent of Warner's estimate of the Final Billings (determined in Warner's sole discretion), sixty (60) days after the Off-Sale Date of such issue, less the first advance and an estimate of any unpaid deductible expenses provided for under subdivisions 9(b)(ii) - 9(b)(viii) to the extent that such deductions have not previously been deducted and retained by Warner.



    (b) An amount equal tot he Final Billings shall be paid to Publisher one hundred twenty (120) days after the Off-Sale Date of that issue, less any of the following deductible expenses which have not been recovered by Warner:


        (i)   All sums advanced to Publisher pursuant to subparagraph (a) above;

        (ii) All loss and damage adjustments pursuant to subparagraph 3(c) above;

        (iii) All RDA payments pursuant to paragraph 6 above;

        (iv)  Warner's RDA service fee pursuant to paragraph 6 above;

        (v) All uncollectible amounts and other items properly chargeable to Publisher referred to in paragraph 7 above;

        (vi)  The following special allowances which may be granted by Warner:


              I. With respect to Reshipping Wholesaler Agencies (as the term is commonly understood in the magazine trade):

                  A. A charge of $12.45 per cwt. on all non-second-class entry magazines for U.S. and Canada reshipping agencies.

                  B. A charge of $6.40 per cwt. on all second-class entry magazines for U.S. and Canada reshipping agencies.

              II. The charges referred to in subdivision A and B above are subject to change in proportion to any increase in the aforesaid rates.

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                    III.  A charge of $3,000.00 will be made if an analysis of circulation by population is requested and required for the Audit Bureau of Circulation report. No charge will be made for the Sate Circulation analyses which are customarily made once a year for the Publication.

            (vii) Diskettes containing O&R or history data will be furnished at the Publisher's request upon a charge of $200 per diskette subject to increases from time to time.

            (viii) All other charges, payments or other reimbursements due Warner pursuant to the terms of this agreement,including but not limited to, any foreign exchange losses (any foreign exchange gains shall be credited to Publisher).

10.   ONE-SHOTS:

      (a) Warner shall have the right to refuse to distribute any one-shots as may hereafter be published. In the event Warner agrees to distribute such one-shots, Warner shall pay Publisher its Final Billings as computed for each one-shot less the deductions specified in subdivisions 9(b)(ii) - 9(b)(viii).

      (b) All the terms and conditions of the agreements shall be applicable to such one-shots as may be distributed hereunder, except that with respect to advance payments the parties hereby agree to negotiate in good faith as to the amount and timing of such payments.


11.   CROSS-COLLATERALIZATION/OVERDRAFTS:

      The Estimated Final Billings of each issue of all Publication(s) distributed by Warner pursuant to this agreement shall be treated as a unit. If the sum of advance payments due and the deductible expenses incurred by Warner pursuant to subdivisions 9(b)(ii) - 9(b)(viii) with respect to any issue of any Publication(s) exceeds the Estimated Final Billings for such issue (such excess is hereunder referred to as the "Overdraft"), the Overdraft may be deducted by Warner from any advance and/or payment of Final Billings which Warner may be required to make on any issue or issues of the same Publication(s), or any other Publication(s), the distribution rights to which have been granted to Warner by Publisher or any affiliate,parent or subsidiary of Publisher pursuant to this or any other agreement, or shall be refunded or paid thereby immediately upon demand.

12.   PUBLISHER'S WARRANTIES; INDEMNITY:


      (a)  Publisher warrants and represents that:

           (i) the rights herein granted to Warner have not been granted to any other person, firm, or corporation; it has the right and authority to enter into this agreement and to perform its obligations hereunder, free and clear of any encumbrances; and there are no suits or proceedings pending or threatened against or affecting Publisher which, if adversely determined, would impair the rights herein granted to Warner;

           (ii) it is duly organized and incorporated under the laws of the State of California.

           (iii) it is the sole and exclusive owner of the Publication(s) and all rights therein.

           (iv) that the Customer Discounts and all pricing,discount, and allowance terms shall be in compliance with all applicable antitrust and trade laws in the territory; and

           (v) that the Publication(s) and distribution of the Publication(s) under the Agreement will not violate any laws or rights of any third parties or entities.

      (b) Publisher agrees to defend and indemnify Warner and its officers, agents, representatives, Warner's customers and retailers against any damages, costs, expenses (including reasonable counsel fees), judgements, settlements, penalties, liabilities or losses arising out of any claim, action or proceeding alleging copyright

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          or trademark infringement, libel, obscenity, violations of the rights of privacy, publicity or any other rights of any person, or any federal, state or local statute or regulation, in connection with the title, cover, contents or advertising of the Publication(s), including, but not limited to, advertisements, illustrations, or photographs, or in the text thereof, or arising out of the breach or alleged breach of any of the foregoing representations or warranties. Warner and Publisher shall each, with all reasonable promptness, notify the other of any suit, proceeding, claim or demand brought in connection with the Publication(s). If any such suit, proceeding, claim or demand is brought against Warner, Warner may elect (i) to undertake the defense thereof at the Publisher's expense or (ii) to notify the Publisher to undertake the defense thereof. If Warner does so notify the Publisher, the Publisher shall undertake the defense at its own expense; and in such case, Warner may at its option join in the defense but at its own expense.

     (c) During the pendency of any such suit, proceedings, claim or demand, Warner may withhold payments from Publisher, under this or any other agreement between Publisher and Warner, to the extent reasonably necessary to remedy any damage, cost, expense, settlement, judgement or liability which may result therefrom.

     (d) The warranties and representations of Publisher hereunder shall, along with the indemnity, survive the termination of this agreement.

13.  CUSTOMER BANKRUPTCY - COMPUTATION OF NET SALES:

     In the event that a wholesale distributor or other customer to which Warner distributes the Publication(s) on Publisher's behalf shall take advantage of any federal or state insolvency law for relief of debtors, including reorganization, or shall cease its business operation with the effect that such wholesale distributor or other customer shall not return its unsold copies of the Publication(s), Warner shall use the average Net Sales of the Publication(s) as reported by such wholesale distributor or customer for the twelve (12) months (or such lesser period if applicable) prior to those months for which such wholesale distributor or customer failed to return unsold copies of the Publication(s), for determining the Net Sales of the Publication(s) shipped to such wholesale distributor or customer for said months.

14.  ASSIGNMENT:

     This agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no assignment of this agreement, voluntary or by operation or law, shall be binding upon either of the parties hereto without the prior written consent of the other, unless it is an assignment to a parent, subsidiary or affiliate as part of the sale or transfer of all or substantially all of such party's assets. Notwithstanding this, Publisher may sell, assign, transfer or otherwise dispose of its interest in any Publication or any trademark(s) associated therewith to any third party (whether by means of a sale of assets or equity) if such third party agrees in writing to assume and be bound by all the terms and conditions of this agreement to be performed by Publisher and prior to such sale, assignment, transfer or other disposition Publisher reimburses Warner the full amount of any indebtedness owed by Publisher to Warner; provided, however, that Publisher shall guarantee and remain responsible for the performance of all obligations hereunder with respect to such Publication, and that Warner shall have the right to terminate this agreement with respect to such Publication.

15.  NOTICES:

     All notices which either party hereto is required or may desire to give to the other shall be given by addressing the same to the other at the address hereinafter set forth, or at such other address as may be designated in writing by any such party in a notice to the other given in the manner prescribed in this paragraph. All such notices shall be sufficiently given when the same shall be deposited so addressed, postage prepaid, in the United States mail and/or when the same shall have been delivered, so addressed, by national courier system, or to a telegraph or cable company toll prepaid and the date of said mailing or telegraphing shall be the date of the giving of such notice. The addresses to which any such notices shall be given are the following:

     TO WARNER:                         TO PUBLISHER:

     Warner Publisher Services          Harvey Entertainment Company
     Attn: President                    1999 Avenue of the Stars, 17th Floor
     1271 Avenue of the Americas        Los Angeles, California 90067
     New York, New York 10020

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16.  AUDIT RIGHTS:

     Publisher may, at its own, expense, audit the books and records of Warner relative to the distribution of the Publication(s) pursuant to this agreement at the place where Warner maintains such books and records in order to verify statements rendered to Publisher hereunder. Any such audit shall be conducted only by a reputable public accountant during reasonable business hours in such manner as not to interfere with Warner's normal business activities. A true copy of all reports made by Publisher's accountant shall be delivered to Warner at the same time such respective reports are delivered to Publisher by said accountant. In no event shall an audit with respect to any statement commence later than twelve (12) months from the date of dispatch to Publisher of such statement nor shall any audit continue for longer than five (5) consecutive business days, nor shall audits be made hereunder more frequently than twice annually, nor shall the records supporting any such statement be audited more than once. All statements rendered hereunder shall be binding upon Publisher and not subject to objection for any reason unless such objection is made in writing stating the basis thereof and delivered to Warner within twelve
     (12) months from delivery of such statement, or, if an audit is commenced prior thereto, within thirty (30) days from the completion of the relative audit.

17.  INTEGRATION; WAIVER; MODIFICATION:

     This agreement constitutes the complete and entire understanding of the parties hereto concerning the subject matter hereof and supersedes any prior agreements, understandings and representations. This agreement is not being executed in reliance upon any representation or warranty not expressly set forth herein. No waiver, modification or cancellation of any term or condition of this agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than those specifically referred to therein.

18.  NO PARTNERSHIP, ETC.:

     This agreement does not constitute and shall not be construed as constituting a partnership or joint venture between Warner and Publisher. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, except as otherwise specifically set forth herein, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

19.  CONSTRUCTION:

     This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and fully performed therein. It is agreed that New York courts (state and federal) only, will have jurisdiction over any controversies regarding this agreement; any action or proceeding which involves such a controversy will be brought only in those courts, in New York County. Any process in any such action or proceeding may, among other methods, be served by delivery, certified or registered mail, national courier system or any other receipted form of delivery. Any such delivery, mail service, courier service, or other receipted form of delivery shall be deemed to have the same force and effect as personal service within the state of New York.

20.  FORCE MAJEURE:

     If because of act of God; accident; fire; lockout; strike or other labor dispute; riot or civil commotion; act of public enemy; law enactment, regulation, rule, order or act of government or governmental instrumentality (whether federal, state, local or foreign); or other cause of a similar or different nature beyond the control of Publisher or Warner, the performance of Publisher's or Warner's obligations hereunder is delayed or prevented, such delay or prevention shall not be considered a breach of this agreement.

21.  HEADINGS:

     The headings in this agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning thereof.


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22.   CONFIDENTIALITY:

      Publisher agrees that this agreement contains confidential business terms and that disclosure thereof could be damaging to Warner. Accordingly, Publisher agrees to treat this agreement as proprietary information and not to reveal any of the terms hereof to any third party, for any purpose unrelated to performance under this agreement, except upon Warner's prior approval.

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized officers as of the day and year first above written.


      HARVEY ENTERTAINMENT COMPANY:      WARNER PUBLISHER SERVICES, INC.


      BY:  LEONARD BREIJO                BY:  [SIGNATURE ILLEGIBLE]
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      TITLE:                             TITLE:
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